Exhibit 99.1

FOR IMMEDIATE RELEASE

12-Month Interim ILLUMENATE Global Study Data Presented on
Spectranetics’ Stellarex drug-coated balloon at Charing Cross

COLORADO SPRINGS, COLO. (April 26, 2016) - The Spectranetics Corporation (NASDAQ: SPNC) today announced that Professor Thomas Zeller presented 12-month interim data from the ILLUMENATE Global Study at the Charing Cross Symposium in London, England. The ILLUMENATE Global Study is a prospective, multicenter, single-arm study designed to assess the clinical performance of the Stellarex™ drug-coated balloon (DCB) in the superficial femoral and popliteal arteries.
Interim results from the first 153 of 371 patients enrolled demonstrate a primary patency rate at 12 months of 84.7%. Primary patency is a key and objective indicator of clinical effectiveness. These results are consistent with the results of the ILLUMENATE First-In-Human Study, validating the early results of the Stellarex DCB.
The ILLUMENATE Global Study is being conducted with a high level of rigor including angiographic and duplex ultrasound core lab assessments, as well as an independent clinical events committee (CEC) to adjudicate adverse events. Key interim results, fully core lab and CEC adjudicated from the first 153 patients (174 lesions) at 365 days include:

•	84.7% primary patency rate

•	91.0% freedom from clinically driven target lesion revascularization rate (CD-TLR)

•	84.0% of patients experienced an improvement in their walking distance score
“The 12-month interim results of the ILLUMENATE Global Study demonstrate consistency with the promising results observed in the previously published ILLUMENATE First-In-Human Study,” said Prof. Zeller, University Heart Center Freiburg-Bad Krozingen, Germany, and global principal investigator of the ILLUMENATE Global Study. “Overall, these interim results compare well with the highest DCB patency rates reported in comparable studies with similar patient populations, but with a lower level of drug concentration.”
“We are pleased with the data on Stellarex and the partnerships we’ve built with key opinion leaders globally. Stellarex not only augments our product portfolio, but also enhances our competitive position as a next-generation device,” said Scott Drake, President and CEO of Spectranetics.
The Stellarex DCB is designed to restore and maintain blood flow to the superficial femoral and popliteal arteries of the leg in patients with peripheral arterial disease. Spectranetics launched the device in Europe in January 2015, with U.S. commercialization anticipated in the 2017 timeframe.

“At Spectranetics, we know physicians value proven results. Prof. Zeller and the team of clinical investigators are doing critical research that will change the landscape of vascular intervention. Their work, along with the aggressive review of multiple core labs, a clinical events committee and data safety monitoring board, is providing health professionals with rigorous data on patient outcomes. These results, with a much higher rate of severe calcification versus our First-in-Human, position the Stellarex DCB as a formidable competitor in the drug-coated balloon market,” said Amanda Johnson, Vice President, Regulatory and Medical Affairs, Spectranetics.
The Stellarex DCB enhances Spectranetics’ diversified suite of clinical solutions to treat complex cardiovascular conditions and expands its market opportunity in the projected $1 billion DCB global market.
About the Stellarex DCB Platform
The Stellarex DCB platform is designed to treat peripheral arterial disease. The Stellarex DCB uses EnduraCoat™ technology, a durable, uniform coating designed to prevent drug loss during transit and facilitate controlled, efficient drug delivery to the treatment site. The Stellarex DCB platform received CE mark to be marketed in the European Union in December 2014. It is not for sale in the United States.
About ILLUMENATE Global Study
The ILLUMENATE Global Study is a prospective, single-arm, multicenter study that enrolled 371 patients at 37 centers in Europe, Australia and New Zealand. This study is being conducted with a high level of rigor to ensure data is unbiased and accurate. Oversight includes review by angiographic and duplex ultrasound core laboratories, monitoring of all data and oversight by a clinical events committee and a data safety monitoring board. Follow-up assessments include a duplex ultrasound for patency assessment, functional outcome questionnaires (EQ-5D and WIQ), an ABI and RCC assessment, and adverse event evaluations. Patients will be followed for up to five years.
About ILLUMENATE Clinical Trials
There are five clinical studies evaluating the safety and effectiveness of the Stellarex DCB platform and support United States and Canadian regulatory filings. There are four ILLUMENATE clinical studies in addition to the ILLUMENATE Global Study described above:

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The ILLUMENATE First-In-Human (FIH) Study was a non-randomized, multicenter study that enrolled 80 patients. In the pre-dilatation arm (n=50), the primary patency rate at 12 months was 89.5% and 80.3% at 24 months. The freedom from clinically driven target lesion revascularization rate at 12 months was 90.0% and 85.8% at 24 months.

•	The ILLUMENATE Pharmacokinetic Study measured the Paclitaxel drug levels in the blood of 25 patients enrolled at two sites.

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The ILLUMENATE Pivotal Study is a prospective, randomized controlled, multicenter trial with 300 patients enrolled at 43 sites to support U.S. FDA approval. Results are expected to be released later this year.

•	The ILLUMENATE European Randomized Trial is a prospective, randomized controlled, multicenter trial with 328 patients enrolled at 18 sites. Results are expected to be released later this year.
About Spectranetics
The Spectranetics Corporation develops, manufactures, markets and distributes medical devices used in minimally invasive procedures within the cardiovascular system. The Company's products are available in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.
The Company's Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee, the AngioSculpt scoring balloon used in both peripheral and coronary procedures, and the Stellarex drug-coated balloon peripheral angioplasty platform, which received European CE mark approval in December 2014. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.
The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.
For more information, visit www.spectranetics.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials and regulatory approvals, regulatory or competitive environments, outcome of litigation, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our competitive position, product development and commercialization schedule, expectation of continued growth and the reasons for that growth, growth rates, strength, integration and product launches, and 2016 outlook and projected results including projected revenue and expenses, net loss and gross margin. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this news release. These risks and uncertainties may include financial results differing from guidance, increasing competition and consolidation in our industry, the impact of rapid technological change, slower revenue growth and losses, inability to successfully integrate AngioScore and Stellarex into our business and the inaccuracy of our assumptions regarding AngioScore and Stellarex, market acceptance of our technology and products, our inability to manage growth, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development and successful commercialization of new products, loss of key personnel, uncertain success of or delays in our clinical trials, costs of and adverse results in any ongoing or future legal proceedings, adverse impact to our business of healthcare reform and related legislation and regulations, including changes in reimbursements, adverse conditions in the general domestic and global economic markets and volatility and disruption of the credit markets, our inability to protect our intellectual property and intellectual property claims of third parties, availability of inventory and components from suppliers, adverse outcome of FDA inspections, the receipt of FDA clearance and other regulatory approvals to market new products or applications and the timeliness of any clearance and approvals, product defects or recalls and product liability claims, cybersecurity breaches, ability to manufacture sufficient volumes to fulfill customer demand, our dependence on third party vendors, suppliers, consultants and physicians, unexpected delays or costs associated with any planned improvements to our manufacturing processes, risks associated with international operations, lack of cash necessary to satisfy our cash obligations under our outstanding 2.625% Convertible Senior Notes due 2034 and our term loan and revolving loan facilities, our debt adversely affecting our financial health and preventing us from fulfilling our debt service and other obligations, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2015 Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.
Investor Relations Contacts

Zach Stassen	Michaella Gallina
Senior Director of Finance	Director of Investor Relations
zach.stassen@spnc.com	michaella.gallina@spnc.com
(719) 447-2292	(719) 447-2417